Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.18

PayPay Sales Cooperation Partner Agreement

PayPay Corporation (the “Company”) and SB Payment Service Corp. (the “PSP”) enter into the following PayPay Sales Cooperation Partner Agreement (this “Agreement”) in accordance with the PayPay Sales Cooperation PSP Terms (the “Terms”) and the following provisions. In witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

Execution date		December 3, 2018
Company	Address, company name, and representative name	1-3 Kioicho, Chiyoda-ku, Tokyo PayPay Corporation Ichiro Nakayama, Representative Director		(Seal)

PSP	Address, company name, and representative name	1-9-2 Higashishimbashi, Minato-ku, Tokyo Softbank Payment Service Corp. Tomonori Hotta, Representative Director and Vice President		(Seal)
	Responsible department	[***]	Contact person	[***]
	Tel.	[***]	Fax	[***]

PSP Service (Article 1, Item (3) in this Agreement)		The PSP shall provide smartphone settlement services to persons other than the PSP that enable the settlement of payments using barcodes, QR codes, or other means through settlement gateways operated by the PSP.

Rate (Article 14, Paragraph 1, in this Agreement)		2.8% (excluding tax) This does not preclude the Company and the PSP from determining rates for each Merchant upon separate agreement.

Term (Article 31, Paragraph 1, in this Agreement)

One year from December 3, 2018.

However, if neither party notifies the other party in writing that it intends to terminate this Agreement upon the expiration date of the term at least three months prior to the expiration date, this Agreement will automatically be renewed for one year, and the same will apply thereafter.

Article 1 Definitions

The following terms used in this Agreement have the following meanings.

(1)

“PayPay” means the service provided by the Company that settles charges for transactions between Merchants as defined in Item (7) and Customers as defined in Item (10) using information registered with the Company in advance by the relevant Customer or entered by the Customer upon each settlement.

(2)	“Charge Settlement Systems” means the systems operated by the Company in order to provide PayPay.

(3)	“PSP Service” means the settlement gateways operated by the PSP stated on the cover page.

(4)	“PSP Systems” means the systems used by the PSP for the operation and provision of the PSP Service.

(5)

“API” means the application programming interface provided by the Company with functions that link the Charge Settlement Systems and the PSP Systems and enable the use of the Charge Settlement Systems on the PSP Systems.

(6)	“Store Owner” means a person other than the PSP who sells Goods using the PSP Service.

(7)	“Merchant” means a person who sells Goods, Etc. using the PSP Service and uses PayPay to settle charges for those sales.

(8)	“Merchant Information” means IDs, passwords, and other information relating to Merchants specified by the Company necessary for a Merchant to use PayPay using the PSP Service.

(9)	“Goods” means the goods, services, and rights, etc. sold by Merchants.

(10)	“Customer” means a person who uses PayPay to settle charges for transactions of Goods.

(11)	“Charges for Goods” means the settlement amounts for transactions of Goods between Merchants and Customers.

(12)	“Order Information” means information specified by the Company that is entered when a Customer requests to purchase Goods from a Merchant.

(13)	“PayPay Merchant Terms” means the agreements executed between the Company and Merchants based on the agreement terms determined by the Company in relation to the use of PayPay.

(14)	“Store Agreements” means the agreements executed between the PSP and Merchants in relation to the use of sales services for Goods and PayPay using the PSP Service.

(15)

“Operational Guidelines” collectively means the service guidelines, specifications, and other manuals separately presented or specified by the Company in regard to the use of PayPay, the Charge Settlement Systems, and the API.

Article 2 Purpose

The purpose of this Agreement is to facilitate charge settlements by the PSP and increase the efficiency of administrative processing for charge settlements and the like by enabling the introduction of PayPay functions to the PSP Service, as well as to expand the use of PayPay, thereby contributing to the mutual development of the businesses of the Company and the PSP.

Article 3 Provision of PayPay

The Company shall enable Store Owners to use PayPay in the PSP Service for the benefit of the PSP.

Article 4 Support for Introduction

1.

The PSP shall inform any person who wishes to open a store using the PSP Service (a “Store Applicant”) that the matters set out in the following items are conditions for the use of the PSP Service and shall obtain the Store Applicant’s consent in regard thereto:

(1)	the Company will disclose and provide Merchant Information and Order Information to the PSP;

(2)

there are cases in which the PSP will provide Order Information to Merchants through the PSP Service, and the Store Applicant may be unable to use part of the functions provided through PayPay by the Company;

(3)

it is necessary for Merchants to grant the PSP the authority to receive Charges for Goods, paid by the Company under the PayPay Merchant Terms on behalf of the Merchants (“Receiving Agent Authority”); and

(4)	there are cases in which if this Agreement is terminated, Merchants may be unable to continue using PayPay.

2.

The PSP shall receive applications for the PayPay Merchant Terms from Store Applicants by the method stipulated by the Company and shall submit the data relating to those applications to the Company by the method stipulated thereby. Additionally, the PSP shall collect from Store Applicants and retain any documents or the like determined necessary by the Company and, when requested by the Company, shall promptly submit those documents or the like to the Company.

3.

The PSP shall confirm that the information entered in the PayPay Merchant Terms application form by a Store Applicant is consistent with the documents or the like set out in the preceding paragraph submitted by the Store Applicant and shall report that information to the Company.

4.

The Company shall screen Store Applicants who apply to use PayPay and shall disclose to the PSP by the method stipulated by the Company the Merchant Information relating to any Store Applicants that the Company permits to use PayPay.

5.

When the PSP receives the new Merchant Information set out in the preceding paragraph from the Company, the PSP shall perform, or cause Merchants to perform, the settings and registration on the PSP Systems necessary to provide Order Information to Merchants through the PSP Service.

6.

The PSP shall receive any inquiries to the Company relating to PayPay from Store Applicants, report those inquiries to the Company, and notify the relevant Store Applicant of the Company’s response to the inquiry.

Article 5 Merchant Screening

The PSP shall cancel the Store Agreement of any Store Owner with whom the Company does not execute the PayPay Merchant Terms due to the screening by the Company set out in Article 5, Paragraph 1, Item (1) and any Merchant in regard to whom the PayPay Merchant Terms are canceled.

Article 6 Provision of Order Information to Merchants

1.

The Company shall provide PayPay and the Charge Settlement Systems to the PSP in accordance with the conditions set out in the Terms and the Operational Guidelines in order to enable the linking of the PSP Systems and the Charge Settlement Systems.

2.

In accordance with the Terms and the Operational Guidelines, the PSP shall install the API in the PSP Systems, connect to the Charge Settlement Systems pursuant to the Operational Guidelines, send and receive data relating to Order Information and the like, and manage the operation of the PSP Systems.

3.

In accordance with the Terms and the Operational Guidelines, the PSP shall obtain Order Information and the like from the Charge Settlement Systems through the API and provide that Order Information and the like to Merchants through the PSP Service.

Article 7 Communication with Merchants

1.	When instructed by the Company, the PSP shall notify Merchants on behalf of the Company of the matters relating to PayPay specified by the Company.

2.

When instructed by the Company, the PSP shall collect on behalf of the Company documents that the Company has requested Merchants to submit in relation to PayPay, such as notifications of changes in Merchant Information, and shall submit those documents to the Company.

3.	The PSP shall receive any inquiries to the Company relating to PayPay from Merchants, report those inquiries to the Company, and notify the relevant Merchant of the Company’s response to the inquiry.

Article 8 Cooperation in Investigations

1.

If the Company requests the PSP to conduct an investigation, provide a report, or present materials (an “Investigation”) relating to matters determined necessary by the Company, such as business details, the status of use of PayPay by Merchants, or the details of Goods, the PSP shall immediately comply with that request.

2.

If the Company performs an Investigation on Merchants relating to matters determined necessary by the Company, such as business details, the status of use of PayPay by Merchants, or the details of Goods, the PSP shall cooperate in the Investigation performed by the Company.

Article 9 Suspension of Use of PayPay

1.	The Company shall immediately notify the PSP if the PayPay Merchant Terms are terminated or if the Company suspends the use of PayPay by a Merchant.

2.	The PSP shall immediately notify the Company if a Store Agreement is terminated or if the PSP suspends the use of PayPay by a Merchant.

3.

If the PSP receives a notification from the Company set out in Paragraph 1, or if the PSP falls under the preceding paragraph, the PSP shall promptly suspend the provision of Order Information and the like to the relevant Merchant through the PSP Service and shall perform the settings and registration necessary to terminate or suspend the use of PayPay by the Merchant.

Article 10 No Use for Other Purposes

The PSP shall not use the Charge Settlement Systems and Order Information for any purpose other than performing operations that are set out in this Agreement in order to enable the use of PayPay by Store Owners. However, this will not apply if the PSP uses Order Information at its own responsibility under an agreement with Store Owners.

Article 11 Preparation, Operation, and Modification of PSP Systems

1.	The PSP shall prepare the PSP Systems and perform the settings necessary to operate the PSP Systems at its own responsibility and expense.

2.

To the extent determined necessary by the Company for the provision of PayPay, the Company may at any time make changes to the details or specifications of the functions of the Charge Settlement Systems, such as version upgrades, defect fixes, and improvements.

3.

If the Company makes a change to the details or specifications of the functions of the Charge Settlement Systems or the API pursuant to the preceding paragraph due to which it is necessary to modify the PSP Systems, the PSP shall modify the PSP Systems by the date specified by the Company.

4.

The PSP shall bear all expenses relating to the development, modification, operation, and operational management of the PSP Systems due to installing the API in the PSP Systems and all expenses relating to telecommunications with the Charge Settlement Systems. The same will apply to expenses in cases where the PSP modifies the PSP Systems in accordance with the preceding paragraph.

Article 12 Access Credentials for Charge Settlement Systems

1.

The PSP shall not access the Charge Settlement Systems using access credentials other than the ID and password granted by the Company (the “PSP Access Credentials”), beyond the scope of the PSP Access Credentials, or for any purpose other than performing operations that are set out in this Agreement in order to enable the use of PayPay by Store Owners.

2.	The PSP shall use the PSP Access Credentials in accordance with the conditions separately determined by the Company and the Operational Guidelines.

3.

The Company shall deem any actions performed in relation to the Charge Settlement Systems using the PSP Access Credentials to have been performed by the PSP. If the Company or a third party incurs damage due to the PSP Access Credentials being used by a third party other than the PSP, the PSP shall compensate for that damage.

4.	The PSP shall not access the Charge Settlement Systems using the access credentials of a third party.

5.

The PSP shall strictly manage the PSP Access Credentials and shall not allow any person to use the PSP Access Credentials other than the PSP’s officers and employees who are required to access the Charge Settlement Systems for operational reasons.

6.

If the PSP is unable to ensure the security of the PSP Access Credentials, such as in cases where access credentials have been divulged or fraudulently obtained, or if the PSP determines there is a risk thereof, it shall immediately suspend the use of the Charge Settlement Systems and notify the Company to that effect.

7.

If the Company receives a notification set out in the preceding paragraph and determines that measures such as resetting the PSP Access Credentials are necessary, the Company shall perform such measures. In this case, the PSP consents that its access to the Charge Settlement Systems may be restricted until the measures by the Company are completed.

Article 13 Responsibility for Service Operation

1.

The Company shall respond to inquiries, complaints, and disputes from or with Customers, Merchants, and other third parties relating to PayPay (however, excluding parts of PayPay provided through the PSP Service) at its own expense and responsibility.

2.

The PSP shall respond to inquiries, complaints, and disputes from or with Customers, Merchants, and other third parties relating to the PSP Service and parts of PayPay provided through the PSP Service at its own expense and responsibility.

Article 14 Consideration and Payment Method

1.

The PSP shall pay the Company the amount calculated by multiplying the Charges for Goods per transaction by the rate set out on the cover page (if the consideration per transaction contains a fraction of less than one yen, that amount shall be rounded to the nearest whole yen) as consideration for the provision of PayPay.

2.

The Charges for Goods in the calculation of consideration under the preceding paragraph shall be the Charges for Goods that the Company is obligated to pay to Merchants and shall not include Charges for Goods in regard to which the Company has withheld or refused payment to Merchants or paid Charges for Goods that Merchants have refunded.

3.

The Company shall calculate the consideration under the preceding paragraph on the 15th day and last day of each month and settle those amounts by deducting them from the amounts to be paid to the PSP set out Article 15, Paragraph 2, and the PSP shall pay the consideration to the Company by that method.

Article 15 Payment of Charges for Goods

1.

Under the Receiving Agent Authority granted by Merchants, the PSP shall receive from the Company the Charges for Goods that the Company is obligated to pay to Merchants under the PayPay Merchant Terms, and the PSP shall settle those amounts by distributing them to each Merchant in accordance with the payment terms of the Store Agreements.

2.

The Company shall determine for each Merchant the amount calculated by deducting the consideration provided for in Article 14 from the Charges for Goods determined pursuant to the PayPay Merchant Terms (not including Charges for Goods in regard to which the Company has withheld or refused payment to Merchants) by the following dates and shall pay those amounts by transfer to the financial institution account designated by the PSP. The Company shall bear any transfer fees.

Payment dates for Charges for Goods

(i)	Calculated on the 15th day of each month; paid on the last day of that month

(ii)	Calculated on the last day of each month; paid on the 15th day of the following month

3.	The PSP warrants that it has been granted Receiving Agent Authority by Merchants under the Store Agreements.

4.

The Company’s obligation to pay Charges for Goods to Merchants under the Receiving Agent Authority granted by Merchants to the PSP shall be discharged upon the payment to the PSP set out in the preceding paragraph.

Article 16 Refunds of Charges for Goods

1.

After the payment of the Charges for Goods to the PSP under Article 15, Paragraph 2, if the Company requests a Merchant to refund the Charges for Goods under the PayPay Merchant Terms, the Company shall immediately notify the PSP to that effect.

2.

If the PSP receives a notification set out in the preceding paragraph, it shall cancel the payment of the Charges for Goods paid by the Company under Article 15, Paragraph 2 if it has not yet paid the Merchant or request the Merchant to refund the payment if it has already paid the Merchant.

3.

The PSP shall pay to the Company in advance the amount of the Charges for Goods that are to be refunded by Merchants to the Company, and the Company may settle those amounts by deducting them from the amounts to be paid to the PSP set out Article 15, Paragraph 2.

Article 17 Effect of Payment Delays

If the PSP delays the performance of its monetary obligations to be paid to the Company, it shall pay the Company late payment damages at a rate of 14.6% per year from the day following the payment due date until the day that payment is completed.

Article 18 PayPay Usage Fees

The basic fees and individual fees provided for in the PayPay Merchant Terms shall be included in the fees claimed by the PSP under the Store Agreements, and the Company shall not claim those fees from Merchants.

Article 19 Expenses

Each of the Company and the PSP shall bear any expenses it incurs in connection to this Agreement, except for cases expressly provided for in this Agreement.

Article 20 Scope of Guarantees Regarding Charge Settlement Systems

1.

The Charge Settlement Systems are provided in the state that the Company possesses them when they are used by the PSP or Merchants, and the Company does not guarantee that the Charge Settlement Systems are suitable, useful, beneficial, or include any security or authority for the purposes, requirements, and usage methods intended by the PSP or Merchants, that the Charge Settlement Systems do not infringe on any third party rights, or that the Charge Settlement Systems will be free of errors, bugs, logical errors, interruptions, or defects, etc.

2.

The Company is not obligated to fix any errors, bugs, logical errors, interruptions, defects, or other faults in regard to the Charge Settlement Systems. However, the Company shall endeavor to fix such faults.

3.	The Company does not guarantee the accuracy of Order Information that the Company provides through the Charge Settlement Systems.

4.	The PSP shall confirm at its own responsibility whether or not the Charge Settlement Systems have the functions stated in, and conform to, the Operational Guidelines.

Article 21 Force Majeure

If and to the extent that the performance of this Agreement becomes impossible due to a natural disaster, war, civil unrest, riot, electricity blackout, telecommunications breakdown, suspension of service or emergency maintenance by a telecommunications operator, amendment and abolishment of laws and ordinances in Japan or a foreign country, an order, disposition, or guidance by a public authority, or another event not attributable to the Company, the Company is not liable for non-performance, and is released from its obligations under this Agreement.

Article 22 Temporary Suspension of Servers and Services

1.

If any event set out in the following items occurs, the Company may suspend the Charge Settlement Systems without any notice to the PSP; however, the Company shall endeavor to notify the PSP in cases where it is possible to do so, such as periodic inspections or maintenance:

(1)	periodic inspections or maintenance of the systems of the Company’s servers or the like, maintenance of locations where systems are installed, or other unavoidable reasons related to management;

(2)	cases in which the Company determines that it is necessary to give priority to urgent matters, such as when telecommunications demand increases due to an emergency; or

(3)

in addition to the preceding two items, cases in which the Company determines that it is necessary to suspend the Charge Settlement Systems due to operational or technical reasons relating to services performed by the Company (not limited to services provided for in this Agreement).

2.

If the Company suspends the Charge Settlement Systems due to an event set out in the items of the preceding paragraph, the Company shall be exempt from liability for any damage arising due to that suspension.

Article 23 No Agency

1.

The Company does not grant any agency rights whatsoever to the PSP through the execution of this Agreement. The PSP shall not make any display to the effect that it acts on behalf of the Company or any display likely to cause a misunderstanding that the PSP is the Company or an agent of the Company.

2.

The Company does not grant the PSP a license to engage in sales or business using the trade name or the like of the Company through the execution of this Agreement. The PSP shall not make any display to the effect that it has been licensed to use the trade name or the like of the Company and shall not produce any outward indication that would cause a misunderstanding that the Company itself is engaged in the PSP’s sales or business or that the PSP is engaged in sales or business having been licensed by the Company to use its trade name or the like.

3.	The acts prohibited under the preceding two paragraphs include acts such as the creation or use of pamphlets or other materials bearing the name of the Company.

Article 24 No Subcontracting

The PSP shall not subcontract to a third party any operations provided for in this Agreement without the prior written consent of the Company.

Article 25 No Assignment of Rights and Obligations, etc.

The PSP shall not assign to a third party or provide as security all or part of its status under this Agreement or its rights and obligations arising from this Agreement without the prior written consent of the Company.

Article 26 Liability to Compensate for Damage

Excluding amounts of compensation for damage occurring due to the Company’s willful misconduct or gross negligence, the amount of compensation for damage to be paid by the Company to the PSP under this Agreement shall be limited to the amount equivalent to the consideration paid by the PSP to the Company under this Agreement for the most recent one-month period.

Article 27 Information Management by the PSP

1.	The Company and the PSP acknowledge that the PSP and Merchants will acquire Order Information.

2.

When handling Order Information and personal information and the like of Customers (meaning personal information as defined in the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003) as well as PayPay IDs, email addresses, telecommunication logs, and cookie information, and similar information; the same applies below), the PSP shall give due care to protecting the privacy of Customers, shall enact the security protections on the PSP Systems necessary to ensure the privacy of Customers, and shall not disclose or divulge Order Information to any third party.

3.	The PSP shall strictly manage personal information and the like in accordance with laws and ordinances and the guidelines of supervisory authorities.

4.

If Order Information is divulged to a third party, the PSP shall immediately report to the Merchant that handles the divulged Order Information and to the Company, shall take necessary measures to minimize the occurrence and spread of damage from the divulgence at its own expense and responsibility, and shall then take actions such as compensating for damage incurred by Merchants or Customers at its own expense and responsibility. In this case, if the PSP takes necessary measures to minimize the occurrence and spread of damage, it shall report to the Company in writing regarding the details of those measures.

Article 28 Confidentiality Obligations

1.

During the term of this Agreement and for two years after the termination hereof, each party shall maintain as strictly confidential the information learned through this Agreement that constitutes trade secrets (as defined in Article 2, Paragraph (6) of the Unfair Competition Prevention Act) of the other party and that the other party expressly indicated to be confidential upon disclosure (“Confidential Information”) and shall not disclose, provide, or divulge Confidential Information to a third party or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, if a party receives a legally enforceable disclosure request from a public institution, the party may disclose Confidential Information only in order to comply with that request on the condition that the party promptly notifies the disclosing party.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include the following information of which falling under:

(1)	information that the receiving party already duly held when it was disclosed;

(2)	information independently created by the receiving party without reference to Confidential Information;

(3)	information that was public knowledge when it was disclosed; and

(4)	information that became public knowledge after disclosure due to reasons not attributable to the receiving party.

3.

Notwithstanding the provisions of Paragraph 1, each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant, or other third party with a legal duty of confidentiality.

Article 29 Use of Trademarks

1.

The PSP may use the Company’s trade name, trademarks, service names, and logos in the manner approved by the Company in printed materials, digital media, and the like related to the provision of the PSP Service to the extent necessary in order to enable the use of PayPay pursuant to Article 4.

2.

The Company may use the PSP’s trade name, trademarks, service names, and logos in printed materials, digital media, and the like to the extent necessary to promote the use of PayPay and may publish the URL, etc. of and create links to the PSP’s website.

Article 30 Exclusion of Anti-social Forces

1.

Either party may immediately suspend performance of its obligations under or terminate all or part of the agreements with the other party, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities is discovered to be an Anti-social Force (meaning an organized crime group, member of an organized crime group, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Anti-social Forces”) or to have contributed to an Anti-social Force:

(1)	the other party;

(2)

a special interested party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.

If either party falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

3.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 31 Term

1.	The term of this Agreement is as stated on the cover page.

2.	If there are any unperformed debts as of the termination of this Agreement, this Agreement will apply to those debts until their performance is complete.

Article 32 Termination for Cause; Acceleration

1.

If either party breaches all or part of its obligations under this Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability.

2.

Either party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without notice or demand for cure, if the other party:

(1)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(2)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under the laws and ordinances), liquidation or an out-of-court workout;

(4)	resolves to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	dishonors a note or check, or otherwise becomes insolvent or suspends payments;

(6)	undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate; or

(7)	breaches any law or ordinance.

3.

If either party falls under any item of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash.

4.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 33 Survival

Article 25 (No Assignment of Rights and Obligations, etc.), Article 26 (Liability to Compensate for Damage), Article 27 (Information Management by the PSP), Article 30 (Exclusion of Antisocial Forces), Paragraph 3, Article 31 (Term), Paragraph 2, Article 32 (Termination for Cause; Acceleration), Paragraph 4, this Article 33 (Survival), Article 35 (Consultation), Article 36 (Jurisdiction), and Article 37 (Governing Law) will remain effective after the termination of this Agreement. Article 28 (Confidentiality Obligations) will survive as provided for therein.

Article 34 Amending the Terms

1.

The Company may amend the Terms at its discretion. If the Company amends important agreement terms, it shall notify the PSP individually in advance, and if the Company amends other agreement terms, it shall announce that amendment by the method stipulated by the Company.

2.

After the notification or announcement of an amendment under the provisions of the preceding paragraph, the PSP shall be deemed to have consented to that amendment when it uses the Charge Settlement Systems.

Article 35 Consultation

The parties shall consult in good faith to resolve any matter not provided for in this Agreement or doubt arisinng regarding this Agreement.

Article 36 Jurisdiction

Depending on the amount in dispute, the Tokyo District Court or the Tokyo Summary Court has exclusive jurisdiction as the court of first instance over litigation in connection with this Agreement.

Article 37 Governing Law

The formation, effect, performance and interpretation of this Agreement are governed by the laws of Japan.

End